EXHIBIT 99.1

PRESS RELEASE

                          Contact:
                          Trisha Tuntland
                          Manager of Investor Relations
                          Cabot Microelectronics Corporation
                          (630) 499-2600

CABOT MICROELECTRONICS CORPORATION RECEIVES
RULING FROM FEDERAL CIRCUIT COURT OF APPEALS

AURORA, IL, November 14, 2011 – Cabot Microelectronics Corporation (Nasdaq:  CCMP), the world’s leading supplier of chemical mechanical planarization (CMP) polishing slurries and a growing CMP pad supplier to the semiconductor industry, announced today that the validity of its tungsten patents remains upheld as the company's appeal in its patent enforcement action against DuPont Air Products NanoMaterials, LLC (“DANano") has been decided with the Federal Circuit Court of Appeals affirming proceedings at the District Court.

“We continue to be pleased that the validity of all of our CMP patents at issue in the appeal, which are core patents for tungsten CMP applications, was confirmed through this legal process.  Although we are disappointed with the affirmation of the lower court's ruling regarding infringement, we view it as a narrow one that is not likely to fundamentally affect our leadership in tungsten CMP slurries, as it relates only to one aspect of the specific DA Nano products at issue in the case, and would not extend to other product variations,” said H. Carol Bernstein, Cabot Microelectronics’ Vice President, Secretary and General Counsel.  “We remain committed to the protection of our significant investment in patent-protected research and development, which is evident in our many tungsten CMP products that are world-renowned and in continued high demand for their excellence with respect to technology, quality, supply assurance, and overall cost of ownership.”

ABOUT CABOT MICROELECTRONICS CORPORATION
Cabot Microelectronics Corporation, headquartered in Aurora, Illinois, is the world's leading supplier of CMP polishing slurries and a growing CMP pad supplier to the semiconductor industry.  The company's products play a critical role in the production of advanced semiconductor devices, enabling the manufacture of smaller, faster and more complex devices by its customers.  The company’s mission is to create value by developing reliable and innovative solutions, through close customer collaboration, that solve today’s challenges and help enable tomorrow’s technology.  Since becoming an independent public company in 2000, the company has grown to approximately 1,000 employees on a global basis.  For more information about Cabot Microelectronics Corporation, visit www.cabotcmp.com or contact Trisha Tuntland, Manager of Investor Relations at (630) 499-2600.

SAFE HARBOR STATEMENT
This news release may include statements that constitute “forward looking statements” within the meaning of federal securities regulations.  These forward-looking statements include statements related to:  future sales and operating results; company and industry growth, contraction or trends; growth or contraction of the markets in which the company participates; international events, regulatory or legislative activity, or various economic factors; product performance; the generation, protection and acquisition of intellectual property, and litigation related to such intellectual property; new product introductions; development of new products, technologies and markets; natural disasters; the acquisition of or investment in other entities; uses and investment of the company’s cash balance; and the construction and operation of facilities by Cabot Microelectronics Corporation.  These forward-looking statements involve a number of risks, uncertainties, and other factors, including those described from time to time in Cabot Microelectronics’ filings with the Securities and Exchange Commission (SEC), that could cause actual results to differ materially from those described by these forward-looking statements.  In particular, see “Risk Factors" in the company's quarterly report on Form 10-Q for the quarter ended June 30, 2011 and in the company’s annual report on Form 10-K for the fiscal year ended September 30, 2010, both filed with the SEC.  Cabot Microelectronics assumes no obligation to update this forward-looking information.